UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024 bluebird bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35966	13-3680878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Grand Union Boulevard, Somerville, MA	02145
(Address of Principal Executive Offices)	(Zip Code)

(339) 499-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLUE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2024, the board of directors (the “Board”) of bluebird bio, Inc. (the “Company”) appointed Michael Cloonan to the Board as a Class I director, effective June 20, 2024.

Mr. Cloonan is eligible for compensation as set forth in the Company’s Non-Employee Director Compensation Policy, including receipt of an annual retainer of $45,000 for his Board service and an initial award of (i) a stock option to purchase 74,775 shares of the Company’s common stock and (ii) 37,350 restricted stock units. The stock options and restricted stock units will vest ratably over three years in annual installments.

Mr. Cloonan will also enter into the Company’s standard indemnification agreement for directors and officers. Mr. Cloonan does not have any family relationship with any other director or executive officer of the Company, is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Cloonan and any other persons pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	bluebird bio, Inc.

	By:	/s/ Andrew Obenshain
	Name:	Andrew Obenshain
	Title:	Chief Executive Officer and Principal Executive Officer